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                                                                    EXHIBIT 10.4


                             Distribution Agreement

THIS DISTRIBUTION AGREEMENT is entered into this 22nd day of November 1995 by and between BRILLIANT INTERACTIVE IDEAS PTY LTD ACN 061 288 668 of Lvl 1, 17 The Corso, Manly, NSW, 2095, Australia (hereinafter referred to as "BII") and CONSUMER ELECTRONICS PTY LTD located at 16 Commerce Crescent, Eastgate Ext. 12 Wendywood 2144, South Africa, hereinafter referred to as "CE").

WHEREAS CE is in the business of publishing and distributing computer software in South Africa and neighboring territories and BII are in the business of developing interactive multimedia software products. CE is desirous of publishing and distributing the various software products as listed in Appendix A hereto, that BII have developed.

NOW THEREFORE THE PARTIES do agree as follows:

Territory is defined as South Africa and neighboring territories.

1. BII have developed a range of CD-ROM software titles for CE hereinafter referred to as the "Products" (as listed in Appendix A).

2(a). The Products shall be delivered in object code in a form compatible with IBM PC running under Windows V3.x and Windows 95, as well as Macintosh from Apple Computer.

3(i). BII grants to CE the right to reproduce, publish, distribute, display and sell the Products in the Territory. CE shall not be entitled to make any alterations to the object code of the products without the written consent of BII.

3(ii). CE shall not distribute or export directly or indirectly any copies of the Product outside the Territory and CE shall not distribute, sell or make available any copies of the Product to anyone in the Territory, whom CE knows or ought to know, will export copies of the Product outside the Territory.

4(i). The rights as granted in clause 3 above are the exclusive rights for the Territory.

4(ii). BII further grants to CE OEM and bundle rights to the Products for the Territory. These rights are independent of the other rights as granted above. CE must request the written permission of BII before entering into any OEM or bundle deal.

5(i). CE shall pay to BII a royalty of US $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

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        COMMISSION Dollars) for each Product sold under clause 3(i) above a
        CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of the Net Revenue received by CE for each Product sold under clause 4(ii) above. Net Revenue is defined as gross revenue actually received by CE from the sale of Products less sales tax or VAT. No royalty shall be due on Products distributed at no charge to distributors, sub-distributors or dealers for promotional or evaluation purposes, subject to a maximum of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) units of any product, unless otherwise agreed to by BII.

        CE shall retain BII's royalties as enumerated above in respect of all Products until CE shall have recouped therefrom cumulatively a sum equal to all advances or guarantees which have been paid to BII under the terms of this agreement. After said sum is recouped by CE, CE shall disburse BII's royalties to BII in accordance with clause 5 (ii) hereof.

5(ii). CE shall pay to BII the royalties due under clause 5(i) above, each calendar month within 30 days after the end of each calendar month. Such royalty payments are subject to the recoupment of advances from BII's share as contained in clause 6 below.

5(iii). CE shall provide BII a monthly sales and royalty report, certified as correct by the managing director of CE (the certified Sales and Royalty Report) when remitting the royalty payments as detailed in clause 5(ii) above. Where royalties payable are offset against advances then the Certified Sales and Royalty report shall still be provided to BII within 30 days from the end of the calendar month.

        In the event that the Certified Sales and Royalty report has not been provided to BII within 45 days from the end of the calendar month than BII shall be entitled to appoint an independent party to examine CE's records for the purpose of ascertaining the royalties due for the relevant period. The cost of the independent party in determining the royalties due plus any royalties due shall be paid to BII within 14 days of CE receiving written notification from BII of the amount due.

6. CE shall pay to BII a sum of US $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) being a non-refundable development advance to be recouped against royalties due to BII, for each Product sold under clause 5 above. The advance shall be payable as

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        follows:

        (a) US $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per Product upon the execution of this agreement, for each Product;

        (b) US $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per Product within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION days of the delivery of the gold master of the Product, for each Product;

        (c) US $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per Product within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION days of the delivery of the gold master of the Product, for each Product;

        (d) US $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per Product within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION days of the delivery of the gold master of the product, for each product;

        CE agrees that the payment of the advances in 6(b), 6(c) and 6(d) above will not be delayed for any reason.

7.      Left Blank

8.      Left Blank

9. CE shall use it's best efforts to promote and expand the sale of the Products in all Parts of the Territory and in all sectors of the market on the maximum possible scale by all means. CE shall fulfill all orders for the Product within a reasonable time after receipt of the order and shall not make any false, misleading or deceptive statements in respect of the Product.

10. CE shall keep complete and accurate records regarding the production, replication and distribution of the Products and shall upon 10 business days notice from BII

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        allow BII or it's agent to inspect all of these records and other related documents during normal working hours. In the event of any discrepancies being noted CE agrees to pay BII within 10 days all additional moneys owing and where the discrepancy exceeds 5% of the amount that is due or reported to BII, CE agrees to pay all costs incurred by BII in conducting the inspection of CE's records. BII's ability to conduct the above mentioned inspection is restricted to three times every year and on termination of this Agreement for any reason whatsoever.

11(i). BII may terminate this Agreement immediately upon giving written notice to CE if:

        (a) CE fails to make any payment when due or otherwise breaches a provision or warranty of this Agreement and has not rectified such breach within fourteen (14) days of notice from BII; or

        (b) CE dissolves, liquidates or if bankruptcy, insolvency or winding up procedures are commenced by CE or are brought against CE and such proceedings are not set aside within thirty (30) days of their commencement, or if there is a substantial change in the executive management or board of directors.

12. If this Agreement is terminated for any reason, CE shall:

        (a)    immediately return all masters of the Products to BII; and

        (b) have the right to sell it's existing stocks of the Product for a period of six (6) months from the date the Agreement is terminated subject to payment to BII of all royalties due under this agreement;

        (c) at the expiration of the six month period referred to in clause 12(b) above CE shall destroy all remaining stock of the Products held by CE and provide BII with written notice certifying that all remaining stock has been destroyed.

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13.     BII shall be responsible for any and all other royalties due on the
        Products to third parties including music royalties, animation royalties and licensing royalties.

14. BII provides no warranty as to names being used including the name Brilliant Interactive Ideas in the territories in which CE distributes. In the event a name change is needed for legal reasons then the parties shall consult as to the new name and BII shall make the necessary changes at CE's expense.

        BII warrants that it is not aware of any contravention's caused by the names that are used.

15(i). The names used are the property of BII and CE shall have no claim to these or any other names being used.

        BII retains any and all of the copyrights contained in the Products and CE shall have no rights in the copyrights or other intellectual rights contained in the Products. All Products shipped shall reflect the appropriate copyrights which shall be provided to CE simultaneously with the masters. Any press releases or advertisement for the Products shall reference BII as the developer and shall contain the appropriate copyright notices as provided.

15(ii). BII hereby authorizes CE to take any and all action that CE deems necessary to protect and enforce BII's copyright in the Products. CE shall notify BII in writing of any and all action that CE takes prior to the commencement of the action and shall keep BII fully informed of the status and progress of the action. Where as a result of such action by CE damages are awarded then the amounts so awarded shall be split equally between CE and BII.

16.     Left Blank

17.     Left Blank

18. BII represents and warrants that the Products, as delivered to CE, will not infringe the patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party. Each party shall fully indemnify the other (and its affiliates, shareholders, directors, officers, employees and agents) against all losses, costs, charges and expenses arising from such party's negligence in connection with this Agreement;

19.     ADDITIONAL RIGHTS

        BII hereby grants to CE and CE hereby accepts the following additional rights for the Territory and upon the terms and conditions of this
        Agreement:

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        (a)    The right to make written summaries, extracts and synopses of the
               Products, for the purpose of advertising, exploiting and publicizing the Products and to use, exhibit and or broadcast excerpts of the Products for the purpose of advertising, publicizing and otherwise promoting the Products including without limitation the right to incorporate extracts in catalogues of all kinds, whether electronic or not;

        (b) The right to use the trademarks and designs on and in the Products in association with the sale or hire hereof as permitted by this Agreement;

20. Each party shall treat as confidential all information of a confidential nature of the other party which comes into it's possession under this Agreement.

21. The term of this Agreement shall be for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from the date of signing of this Agreement.

22. This Agreement shall be governed by the laws of New South Wales, Australia.

23.     ASSIGNMENT

        This Agreement may not be assigned by either party without the express written approval of the other party. Such approval may not be unreasonably withheld.

24.     NOTICES

24.1 Any notice, communication or other document author lead or required to be given or served pursuant to this Agreement (herein referred to as a "Notice") shall unless otherwise specifically provided by this Agreement be in writing addressed as follows:

        TO BII:        Level 1, 17 The Corso
                       Manly
                       NSW 2095
                       Australia

        Telephone: (02) 9977 4277
        Facsimile: (02) 9977 4123

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For the Attention of: Mark Miller

        TO CE:  16 Commerce Crescent
                Eastgate Ext 12
                Wendywood 2144
                South Africa

        Telephone: (011) 444 0775
        Facsimile: (011) 444 0717

        For the Attention of: Marc Lubner

        or such other address as the relevant addresses may hereafter specify for such purpose to the other party to this Agreement by notice in writing.

24.2 A notice includes communication by facsimile. The sender of any communication by facsimile shall forthwith confirm the same by letter, but failure by the addressee to receive the same shall not prejudice the validity or effect of such facsimile.

24.3 A notice shall be signed or, in the case of a facsimile, purport to be signed, by the party originating the notice or by a director or secretary of that party if it is a corporation.

24.4 A notice which is sent by prepaid mail shall be deemed to be received on the third day following the day on which it was posted.

24.5 A notice which is sent by facsimile shall be deemed to be received at the time printed on the log out by the machine on which the notice is transmitted.

25.     RELATIONSHIP OF PARTIES.

        Each party is acting as an independent contractor and not as an agent, pardoner, or Joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

26.     FORCE MAJEURE.

        Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure(s), earthquakes, or other disasters.

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27.     SURVIVAL OF CERTAIN PROVISIONS.

        The confidentiality obligations set forth in the Agreement shall survive the termination of the Agreement by either party for any reason.

28.     HEADINGS.

        The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify, or place any construction upon or on any of the provisions of this Agreement.

29.     ALL AMENDMENTS IN WRITING.

        No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

30.     ENTIRE AGREEMENT.

        The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

31.     WAIVER

        Failure by either party to insist upon the performance of any or more of the conditions hereof shall not be deemed to be a waiver of any rights and remedies that that party may have and shall not be deemed a waiver of any subsequent breach or default. No provision of this Agreement shall be deemed to have been waived unless such waiver shall be in writing and signed by a person being or purporting to be a director, manager, secretary or other officer of the party giving notice in that behalf.

32.     SEVERABILITY

        If any clause or part hereof shall be held or be deemed invalid or unenforceable for any reason whatsoever, than such clause or part thereof shall be deemed to be

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        deleted from this Agreement and the Agreement shall otherwise remain in full force and effect. The parties hereto agree to replace any invalid, illegal or unenforceable provision with a provision which has the most similar permissible economic and legal effect to the invalid, illegal or unenforceable provision.

By their signatures below parties agree to be bound by the terms of this Agreement.


CONSUMER ELECTRONICS PTY LTD                 BRILLIANT INTERACTIVE IDEAS
                                             ACN 061 288 668
Name: - Marc Lubner                          Name: - Mark Miller

Position: - General manager                  Position:- Managing Director

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                                   Appendix A

The Products are:

A.       KIDSTHEATRE

         1. Plates are People Too

         2. The Gumball Shop

         3. Play Ball Zachary

B.       CRAFTPAX

         1. Activity Pack

         2. Magic Trix

C.       BEYOND 2000 INTERACTIVE

         1. Dream Machines and Their Designers

         2. 101 Ways To Save Our Planet
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